UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2008

SILVERSTAR HOLDINGS, LTD.

                                                                                                                         (Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda

(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitve Agreement

On March 19, 2008, Silverstar Holdings, Ltd. (the “Company”) entered into a Securities Purchase Agreement with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company issued to the Purchasers (i) 9% Secured Convertible Debentures in the aggregate principal amount of $7,500,000 due March 19, 2012 (the “Debentures”) and (ii) warrants  (the “Warrants”) to purchase an aggregate of 3,124,999 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $1.50 per share.

In connection with the letter the Company received from the Nasdaq Stock Market as described in Item 3.01 of this report, on April 11, 2008, the Company amended and restated the Debentures to, among other things (i) increase the conversion price of the Debentures from $1.20 to 1.2026; (ii) provide that the Company may only pay interest in shares of its common stock if, among other things (1) prior to the date that shareholder approval is obtained and deemed effective, the Interest Conversion Rate (as defined in the Debenture) is not less than $1.2026, subject to adjustment for reverse and forward stock splits and the like, and (2) the Interest Conversion Rate is not less than $1.00, subject to adjustment for reverse and forward stock splits and the like; and (iii) unless shareholder approval has been obtained and deemed effective, neither the Company nor any of its subsidiaries will offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue any securities if, as a result of such action, the conversion price of the Debentures would be adjusted to an amount that is less than $1.2026, subject to adjustment for reverse and forward stock splits and the like. A copy of the form of Amended and Restated Debenture is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;  Transfer of Listing

On April 16, 2008, the Company received a letter from The Nasdaq Stock Market stating that the Company’s issuance of the Debentures and Warrants on March 19, 2008 failed to comply with Nasdaq’s shareholder approval rules pursuant Marketplace Rule 4350(i)(1)(D). The letter also stated that the Company regained compliance with Marketplace Rule 4350(i)(1)(D) by amending the Debentures on April 11, 2008 whereby, among other things, the Company would not in the future issue any shares of common stock at a price per share less than the market value per share until the Company obtained shareholder approval.

In accordance with NASDAQ Marketplace Rule 4804(b), the Company issued a press release on April 17, 2008 to announce that the Company received the letter from Nasdaq. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit Number	Description
10.1	Form of Amended and Restated Debenture.
99.1	Press release of the Company Dated April 17, 2008.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 17, 2008	SILVERSTAR HOLDINGS, LTD.
		By:	/s/ Clive Kabatznik
		Name:	Clive Kabatznik
		Title:	Chief Executive Officer